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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-20485 of Borg-Warner Automotive, Inc. on Form S-3 of our report dated January 31, 1996 incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/  DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Chicago, Illinois

February 19, 1997